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                                                                 EXHIBIT 10.25

                                GENEMEDICINE, INC.

                            PROPRIETARY INFORMATION AND
                               INVENTIONS AGREEMENT


     As an employee of GENEMEDICINE, INC., its subsidiary or its affiliate (together, the "Corporation"), and as a condition of my employment by the Corporation and in consideration of the compensation now and hereafter paid to me, I agree to the following:

1.   MAINTAINING CONFIDENTIAL INFORMATION.

     (a) CORPORATION INFORMATION. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Corporation, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Corporation, any trade secrets, confidential knowledge, data or other proprietary information of the Corporation. By way of illustration and not limitation, such shall include information relating to products, processes, know-how, designs, formulas, methods, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Corporation.

     (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Corporation, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Corporation any unpublished documents or any property belonging to my former or concurrent employers or companies unless consented to in writing by said employers or companies.

     (c) THIRD PARTY INFORMATION. I recognize that the Corporation has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Corporation's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Corporation and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Corporation's agreement with the third party or the laws of the State of Texas) or use it for the benefit of anyone other than the Corporation or such third party (consistent with the Corporation's agreement with the third party or the laws of the State of Texas).


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2.   ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS.

     (a) INVENTIONS AND ORIGINAL WORK RETAINED BY ME. I have attached hereto as Exhibit A, a complete list of all inventions, original works of authorship, developments, improvements and trade secrets in the field of gene therapy that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Corporation, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of an item on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such in Exhibit A but am to inform the Corporation that all items have not been listed for that reason. A space is provided on Exhibit A for such purpose. If no list is attached, I represent that there are no such items.

     (b) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE CORPORATION. I agree that I will make prompt written disclosure to the Corporation, will hold in trust for the sole right and benefit of the Corporation, and will assign to the Corporation all my right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets in the field of gene therapy which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Corporation. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

     (c) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever full title to same is required to be in the United States by a contract between the Corporation and the United States or any of its agencies.

     (d) OBTAINING LETTERS PATENT, COPYRIGHT REGISTRATIONS AND OTHER PROTECTIONS. At the expense of the Corporation, I will assist the Corporation in every proper way to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Corporation in any and all countries. To that end I will execute, verify and deliver such truthful documents and perform such other acts (including appearing as a witness) as the Corporation may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of my interest in such proprietary rights to the Corporation or its designee. My obligation to assist the Corporation with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Corporation shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Corporation's request on such assistance.

      In the event the Corporation is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Corporation and its duly authorized


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officers and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Corporation any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Corporation.

     (e) OBLIGATION TO KEEP THE CORPORATION INFORMED. In addition to my obligations under paragraph 2(b) above, during the period of my employment and for six (6) months after termination of my employment for any reason, I will promptly disclose to the Corporation fully and in writing all patent applications filed by me or on my behalf, and I will preserve the confidentiality of any such patent applications. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Corporation) of all proprietary information developed by me and all inventions made by me during the period of my employment at the Corporation, which records shall be available to and remain the sole property of the Corporation at all times.

3. NO CONFLICTING EMPLOYMENT; NO INDUCEMENT OF OTHER EMPLOYEES OR SOLICITATION OF CUSTOMERS.

     I agree that during the period of my employment by the Corporation I will not, without the Corporation's express written consent, engage in any other employment or business activity directly related to the business in which the Corporation is now involved or becomes involved, nor will I engage in any other activities that conflict with my obligations to the Corporation. For the period of my employment by the Corporation and for six (6) months after the date of termination of my employment by the Corporation I will not
(i) induce any employee of the Corporation to leave the employ of the Corporation or (ii) solicit the business of any client or customer of the Corporation (other than on behalf of the Corporation).

4.   NO CONFLICTING OBLIGATIONS.

     I represent that, to my knowledge, my performance of all the terms of this Agreement and as an employee of the Corporation does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Corporation. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with the above representations.

5.   RETURN OF CORPORATION DOCUMENTS.

     When I leave the employ of the Corporation, I will deliver to the Corporation (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Corporation, its successors or assigns. I further agree that any property situated on the Corporation's premises and owned by the Corporation, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Corporation personnel


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at any time with or without notice. Prior to leaving, I will reasonably cooperate with the Corporation in completing and signing the Corporation's termination statement for technical and management personnel.

6.   NOTIFICATION OF NEW EMPLOYER.

     In the event that I leave the employ of the Corporation, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

7.   LEGAL AND EQUITABLE REMEDIES.

     Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Corporation, the Corporation shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Corporation may have for a breach of this Agreement.

8.   GENERAL PROVISIONS.

     (a) NOT AN EMPLOYMENT CONTRACT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Corporation, nor shall it interfere in any way with my right or the Corporation's right to terminate my employment at any time, with or without cause.

     (b) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of Texas. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Texas for any lawsuit filed there against me by the Corporation arising from or relating to this Agreement.

     (c) ENTIRE AGREEMENT. This Agreement sets forth the final, complete and exclusive agreement and understanding between the Corporation and me relating to the subject matter hereof and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by both the Corporation and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     (d) SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

     (e) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Corporation, its successors and its assigns.

                                       4.

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     (f)  SURVIVAL.  The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Corporation to any successor in interest or other assignee.

     (g) WAIVER. No waiver by the Corporation of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Corporation of any right under this Agreement shall be construed as a waiver of any other right. The Corporation shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     This Agreement shall be effective as of the first day of my employment with the Corporation, namely:__________________, 1998.

     I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE CORPORATION'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

    I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.


Dated:_________________, 1998.            ------------------------------------
                                          Signature

                                          ------------------------------------
                                          Printed Name of Employee

                                          ------------------------------------
                                          Address

                                          ------------------------------------

ACCEPTED AND AGREED TO:

GENEMEDICINE, INC.


By: Eric Tomlinson D.Sc., Ph.D. President and Chief Executive Officer
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                                       5.
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                                    EXHIBIT A

GENEMEDICINE, INC.
8301 New Trails Drive
The Woodlands, TX 77381-4248


Gentlemen:

     1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by GeneMedicine, Inc. (the "Corporation") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Corporation:

/ /  No inventions or improvements.


/ /  See below.


/ / Due to confidentiality agreements with a prior employer, I cannot disclose certain inventions that would otherwise be included in this Exhibit A.


/ /  Additional sheets attached.


     2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):


/ /  No inventions or improvements.


/ /  See below.


/ /  Additional sheets attached.


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Date: _______________________, 1998      Very truly yours,



                                         _______________________________
                                         Employee














                                      2.